LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




March 5, 2001

Securities and Exchange Commission
450 5th St.
N.W.

Washington, D.C. 20549



Re:    Power of Attorney
for Forms 4
and 5
	  Issuer: I-Flow Corporation (IFLO)


I
hereby authorize and
designate James R. Talevich, Chief Financial Officer of I-Flow Corporation to sign and file Form 4 "Statement of Changes in Beneficial Ownership of
Securities," and Form 5 "Annual Statement of
Changes in Beneficial
Ownership," as appropriate, on my behalf. This authorization continues until further notice.

Sincerely,


/s/ John H. Abeles, M.D.


John H. Abeles, M.D.